EXHIBIT 10.6

DECLARATION OF AMENDMENT

TO

SPINEMEDICA CORP. 2005 EMPLOYEE, DIRECTOR AND CONSULTANT

STOCK PLAN

(to be known as the MiMedx, Inc. Assumed 2005 Stock Plan)

THIS DECLARATION OF AMENDMENT, effective as if the 23rd day of July 2007, by MIMEDX, INC. (the “Company”), to the SpineMedica Corp. 2005 Employee, Director and Consultant Stock Plan (the “Original Plan”).

R E C I T A L S:

WHEREAS, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, SpineMedica Corp., a Florida corporation (“SpineMedica”), and SpineMedica, LLC, a Florida limited liability company and wholly-owned subsidiary of the Company (the “Acquisition Company”);

WHEREAS, pursuant to the Merger Agreement, SpineMedica merged with and into the Acquisition Company with the Acquisition Company surviving the merger as a wholly-owned subsidiary of the Company effective as of July 23, 2007 (the “Merger”);

WHEREAS, pursuant to the Merger, the Company assumed the Original Plan and the awards granted under the Original Plan;

WHEREAS, the Board of Directors of the Company (the “Board”) has deemed it advisable to amend the Original Plan to (i) change the name of the Original Plan to “MiMedx, Inc. Assumed 2005 Stock Plan (formerly the “SpineMedica Corp. 2005 Employee, Director and Consultant Stock Plan”),” and (ii) change all references of “SpineMedica Corp.” in the Original Plan to “MiMedx, Inc.”;

WHEREAS, Section 30 of the Original Plan authorizes the Board to amend the Original Plan, provided that any amendment required by Applicable Laws (as defined in the Original Plan) to be approved by the Company’s shareholders shall be approved by the Company’s shareholders;

WHEREAS, the Board of the Company has deemed it advisable to amend the Original Plan; and

WHEREAS, the Company desires to evidence such amendment of the Original Plan by the Board as set forth in this Declaration of Amendment.

NOW, THEREFORE, IT IS DECLARED that, effective as of July 23, 2007, the Original Plan shall be and hereby is amended as follows:

1. Name of Plan. The Original Plan shall now be referred to as the “MiMedx, Inc. 2005 Assumed Stock Plan (formerly the SpineMedica Corp. 2005 Employee, Director and Consultant Stock Plan)” (the “Amended Plan”) and all references to the “SpineMedica Corp. 2005 Employee, Director and Consultant Stock Plan” in the Original Plan shall be changed and be referred to as the “MiMedx, Inc. Assumed 2005 Stock Plan (formerly the SpineMedica Corp. 2005

Employee, Director and Consultant Stock Plan”)” in the Amended Plan.

2. Amendment to Section I. The Amended Plan is hereby amended by deleting the definition of Company in Section 1 in its entirety and inserting the following in lieu thereof:

“Company means MiMedx, Inc., a Florida corporation.”

3. No Future Awards. The Board has declared that no Awards (as defined in the Amended Plan) shall be issued under the Amended Plan after the effective date of the Merger.

4. Continued Effect. Except as set forth herein, the Amended Plan shall remain in full force and effect. Except as set forth herein, all Awards granted under the Original Plan shall remain in full force and effect in accordance with the terms of the applicable Award Agreement.

IN WITNESS WHEREOF, this Declaration of Amendment is executed on behalf of MiMedx, Inc. and effective as of July 23, 2007.

MIMEDX, INC.

By:	/s/ John C. Thomas, Jr.
John C. Thomas, Jr., CFO

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